Exhibit 5.1

May 18, 2010

Datalink Corporation

8170 Upland Circle

Chanhassen, Minnesota  55317

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Datalink Corporation, a Minnesota corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to (a) the offer and sale by the Company from time to time of up to $30,000,000 of any combination of (i) common stock, par value $0.001 per share (the “Common Stock”) of the Company, (ii) preferred stock, par value $0.001 per share (the “Preferred Stock”) of the Company, (iii) debt securities of the Company (“Debt Securities”), (iv)  warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Securities Warrants”) and (v) units comprised of any combination of Common Stock, Preferred Stock, Debt Securities and Securities Warrants (“Units”) and (b) the offer and sale by the selling stockholder named in the Registration Statement from time to time of up to 1,000,000 shares of Common Stock (the “Selling Stockholder Shares”).  The Common Stock, Preferred Stock, Debt Securities, Securities Warrants and Units are referred to collectively herein as the “Securities.”  The Securities may be offered separately, or together in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each, a “Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Prospectus”).

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purpose of rendering this opinion. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that:

1. Upon completion of all required corporate action on the part of the Company (the “Corporate Proceedings”) to authorize the issuance and sale of Common Stock by the Company (including any issuance of Common Stock (i) upon the exchange or conversion of any validly issued, fully paid and nonassessable Preferred Stock that is exchangeable or convertible into Common Stock, (ii) upon the exchange or conversion of any Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Common Stock or (iii) upon the exercise of any validly issued Securities Warrants exercisable for Common Stock), and upon due execution, issuance and delivery of certificates representing the Common Stock (or, if uncertificated, the making of valid book-entry notations in the stock register of the Company) and payment for such Common Stock in the manner contemplated by such Corporate Proceedings and by the Registration Statement, the Prospectus and the related Prospectus Supplement (and, in the case of the issuance of Common Stock pursuant to clauses (i), (ii) or (iii) above, upon the satisfaction of and compliance with the conditions to such exchange, conversion or exercise), such Common Stock will be validly issued, fully paid and nonassessable.

2. Upon the designation of a series or class of Preferred Stock by the Board of Directors of the Company (including the proper filing of the resolutions designating such series or class), and upon completion of all required Corporate Proceedings to authorize the issuance and sale of such series or class of Preferred Stock (including any issuance of shares of a series or class of Preferred Stock (i) upon the exercise of any validly issued Securities Warrants exercisable for Preferred Stock or (ii) upon the exchange or conversion of Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Preferred Stock), and upon the issuance and delivery of and payment for such Preferred Stock in the manner contemplated by such Corporate Proceedings and by the Registration Statement, the Prospectus and the related Prospectus Supplement (and, in the case of the issuance of Preferred Stock pursuant to clauses (i) or (ii) above, upon the satisfaction of and compliance with the conditions to the exercise, exchange or conversion), such Preferred Stock of such series or class will be validly issued, fully paid and non-assessable.

3. When (a) one or more indentures with respect to the Debt Securities (each, an “Indenture”) have been duly authorized, executed and delivered by the Company and the trustee (as determined by the Company in accordance with the resolutions adopted by the Board), (b) a particular series of Debt Securities has been duly established under the applicable Indenture (including, without limitation, the completion of all required Corporate Proceedings to authorize the creation, issuance and delivery of such Debt Securities) and (c) instruments representing such Debt Securities have been duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Corporate Proceedings and the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company.

4. When (a) all required Corporate Proceedings have been taken to authorize the creation, issuance and delivery of any Securities Warrants, (b) a warrant agreement for the Securities Warrants has been duly authorized, executed and delivered by the Company and the warrant agent and (c) the instruments representing such Securities Warrants have been duly authenticated by the warrant agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of such Corporate Proceedings and the warrant agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Securities Warrants will constitute valid and binding obligations of the Company.

5. When (a) all required Corporate Proceedings have been taken to authorize the creation, issuance and delivery of any Units, (b) all actions described in paragraphs 1 through 4 above, as the case may be, have been taken with respect to the other Securities constituting a part of such Units, (c) an agreement for the applicable Units has been duly authorized, executed and delivered by the Company and a purchaser of such Units or an agent for the purchasers, as the case may be, and (d) the instruments representing such Units have been duly executed and delivered by the Company against payment therefor in accordance with the terms of such Corporate Proceedings and the applicable unit agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Units will constitute valid and binding obligations of the Company.

6. The Selling Stockholder Shares have been duly authorized and validly issued, and are fully paid and nonassessable.

The opinions set forth above are subject to the following qualifications and exceptions:

a.         Our opinions stated above are subject to the effect of any applicable bankruptcy, insolvency    (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws of general application affecting creditors’ rights.

b.        Our opinions stated above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is considered in a proceeding in equity or at law).

c.         Our opinions stated above are subject to limitations regarding the availability of indemnification and contribution where such indemnification and contribution may be limited by applicable law or the application of principles of public policy.

d.        In rendering the opinions expressed above, we have assumed that, at the time of the authentication and delivery of any such Securities, (i) no relevant Corporate Proceedings will have been modified or rescinded, (ii) the Company will remain duly organized, validly existing and in good standing under the laws of the state of Minnesota, (iii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, (iv) the Registration Statement will have been declared effective under the Securities Act and will continue to be effective, (v) such Securities will be issued and sold with such terms and in such manner as is described in the Registration Statement ( as amended from time to time), the Prospectus included therein (as amended from time to time) and any related Prospectus Supplement and in compliance with the Securities Act, the rules and regulations thereunder, the Trust Indenture Act of 1939, as amended, the rules and regulations thereunder, and any applicable state securities laws, all as then in effect, (vi) if the Securities are Debt Securities, the relevant indenture or indentures will have been qualified under the Trust Indenture Act of 1939, as amended, and will continue to be so qualified, (vii) none of the particular terms of a series of Securities will violate any applicable law, (viii) neither the issuance and sale of such Securities nor the compliance by the Company with the terms thereof will result in a violation of the Amended and Restated Articles of Incorporation or Restated  Bylaws of the Company, as then in effect, any agreement or instrument then binding upon the Company or any order then in effect of any court or governmental body having jurisdiction over the Company, (ix) with respect to the issuance of Securities that are equity securities, the Company has a sufficient number of shares of that class or series of equity securities authorized under its Amended and Restated Articles of Incorporation, as then in effect, and (x) with respect to the issuance of any Securities that are exercisable for or exchangeable or convertible into any class or series of equity securities, the Company has a sufficient number of securities of such class or series of equity securities issuable on exercise, exchange or conversion of such Securities authorized under its Amended and Restated Articles of Incorporation, as then in effect.

e.         Although Debt Securities may be denominated in currencies or composite currencies other than the United States dollar, we express no opinion as to whether a court would award a judgment in a currency or composite currency other than United States dollars. Further, we express no opinion with respect to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency or composite currency the proceeds or amount of a court judgment in another currency.

f.           We express no opinion as to the enforceability of (i) provisions that relate to choice of law or forum selection, (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct, or (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination.

The opinions expressed above are limited to the laws of the State of Minnesota and the federal laws of the United States.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ MESSERLI & KRAMER P.A.